The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286
April 20, 2007

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549
Attn.: Document Control


RE: American Depositary Shares evidenced by the American Depositary Receipts of Buhrmann NV. Rule 424b3
File No. 333-123952-03

Ladies and Gentlemen:

Pursuant to Rule 424b3 under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts
ADRs are to be issued, we attach a copy of the new prospectus Prospectus reflecting the name change to Corporate Express N.V. from Buhrmann N.V.

As required by Rule 424e, the upper right hand corner of the Prospectus cover page has a reference to Rule 424b3 and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F-6 Registration
Statement, the Prospectus consists of the ADR certificate for Corporate Express N.V. The
Prospectus has been revised to reflect the new name, and has been overstamped with:

Effective April 20, 2007, the name has
changed to Corporate Express N.V.
Please contact me with any questions or
comments at 212 815 4244.

Sincerely,


Sandra W. Friedrich
Assistant Vice President
212-815-4244
sfriedrich@bankofny.com
675934-1